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                                                                     Exhibit 5.1


                      [MCCARTER & ENGLISH, LLP LETTERHEAD]

                                                              September 12, 2003


One Liberty Properties, Inc.
60 Cutter Mill Road
Great Neck, NY  11021

Ladies and Gentlemen:

      This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to an indeterminate amount of shares of common stock, par value $1.00 per share of One Liberty Properties, Inc., a Maryland corporation (the "Company"), with an aggregate public offering price of up to $200,000,000 (the "Securities"). The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

      We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity of the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.
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One Liberty Properties, Inc.
September 12, 2003
Page 2



      Based upon the foregoing, we are of the opinion that:

      1. The Company is duly incorporated and existing under the laws of the State of Maryland.

      2. When specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Board Authorization") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Board Authorization, and upon receipt by the Company of the consideration provided for in the Board Authorization (which consideration is not less than the $1.00 par value per share), the Securities covered by the Registration Statement will be legally issued, fully paid and nonassessable.

      The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

      We hereby consent to being named as counsel to the Company in the Registration Statement, to the reference therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                                Very truly yours,

                                                /s/ McCarter & English, LLP

                                                McCarter & English, LLP